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                                                                EXHIBIT 21

                          SUBSIDIARIES OF REGISTRANT


SUBSIDIARY                                       STATE OF INCORPORATION
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
Assetcare, Inc. (1)                              Georgia
Automation Atwork (2)                            California
BSG Alliance/IT, Inc. (3)                        Delaware
BSG Corporation (3)                              Delaware
BSG Government Solutions, Inc. (3)               Maryland
Consort Technologies, Inc. (4)                   Georgia
Gottlieb's Financial Services, Inc.              Georgia
Health Data Sciences Corporation (4)             Delaware
Medaphis Healthcare Information Technology       Georgia
  Company (4)
Medaphis Physician Services Corporation (5)      Georgia
Medaphis Services Corporation                    Georgia
Medical Management Sciences, Inc.                Maryland
National Healthcare Technologies, Inc.           Indiana

(1) Assetcare, Inc. also does business as:
1.  Stanford Health Services (used in Western Region) (not registered)
2.  Patient Billing Services (to be used as MSC d/b/a)
3.  Credit Consultants, Inc. (registered d/b/a in Ohio only)
4.  Nationwide Collections, Inc. (registered d/b/a in Michigan)
5.  Northwest Financial Control (used in Western Region) (not registered)

(2) Automation Atwork also does business as Atwork, Atwork International, and Per Se Technologies.

(3) These companies also do business as:
1.  BSG Consulting
2.  BSG Cary
3.  Business Systems Group
4. BSG ALLIANCE/IT (used in Delaware and in all states where qualified to do business)
5.  BSG Corporation (Delaware)
6.  Enterprise Frameworks (Florida)
7.  Client/Server University
8.  C/S Universe-ity
9.  BSG Education (Delaware)
10. BSG Educational Services (Delaware)
11. Per-Se Technologies
12. Per-Se

(4) These companies also do business as Per-Se Technologies or Per-Se

(5) Medaphis Physician Services Corporation also does business as:
1.  MEDICO Billing Services (used in the St. Louis, MO, office).
2.  TRI-State Collection Services (used in Richardson, TX, office).
3.  Medical Management, Inc. (MMI) (used in Montgomery, AL, office).
4.  Billing and Professional Services (used in the Tucker, GA, office).
5.  Anescor (used in the Los Angeles and Orange, CA, offices).
6.  Medical Office Consultants (MOC) (used in Los Angeles, CA, office).
7.  Medical Management of New England (NE)
8.  CompMed, Inc.
9.  Computers Diversified, Inc.
10. The Halley Exchange
11. Medaphis Transaction Services Group